UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         July 11, 2007

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

          Attached as Exhibit 99.1 is the unaudited financial information of Harborside Healthcare Corporation (“Harborside”) for the quarter ended March 31, 2007. Attached as Exhibit 99.2 is the unaudited pro forma financial information for the three months ended March 31, 2007 reflecting the acquisition of Harborside by Sun Healthcare Group, Inc. (“Sun”) and certain other transactions referenced therein.

In connection with the issuance by Sun of its 9 1/8% Senior Subordinated Notes due 2015, attached as Exhibit 99.3 is the unaudited financial information of Sun for the quarter ended March 31, 2007, as amended to include a new footnote to provide information regarding Sun’s subsidiaries that are guarantors and non-guarantors of the Senior Subordinated Notes.

Item 9.01 Financial Statements and Exhibits

99.1	Unaudited Consolidated Financial Information for Harborside Healthcare Corporation for the quarter ended March 31, 2007.

99.2
Unaudited Pro Forma Financial Information for the three months ended March 31, 2007 reflecting the acquisition of Harborside Healthcare Corporation by Sun Healthcare Group, Inc. and certain other transactions referenced therein.

99.3	Unaudited Consolidated Financial Information for Sun Healthcare Group, Inc. for the quarter ended March 31, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Vice President and Corporate Controller

Dated:  July 11, 2007